UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 4, 2014

ELECSYS CORPORATION
(Exact name of registrant as specified in its charter)

KANSAS	0-22760	48-1099142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

846 N. Mart-Way Court, Olathe, Kansas	66061
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(913) 647-0158

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 4, 2014, Elecsys Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Valid Soluções e Serviços de Segurança em Meios de Pagamento e Identificação S.A., a company organized in the state of Rio de Janeiro, in the Federative Republic of Brazil (“Valid”), and StoreID Tecnologia e Desenvolvimento, Ltda., a company organized in the state of São Paulo, in the Federative Republic of Brazil, and Flávio Oliveira Gonçalves (“Flávio”) as consenting parties (the “Asset Purchase Agreement”).   Pursuant to the terms of the Asset Purchase Agreement (i) the Company has agreed to permanently transfer certain patents (the “Patents”) to Flávio and Flávio has agreed to license the use of such Patents to Valid and (ii) the Company has agreed to sell, and Valid has agreed to buy, certain assets related to the Company’s eXtremeTAG RFID products.  The purchase price to be paid to the Company purusant to the terms of the Asset Purchase Agreement is $1,000,000.  The purchase price is to be paid via an initial cash payment of $600,000 and a second cash payment of $400,000.  The Company is responsible for certain costs related to the physical transfer of the assets, including packing, shipping, insurance, freight, customs fees, duties and taxes, in addition to on-site technical support and training.  These transfer and suport costs will not exceed $600,000 in total.  In addition, for the five-year period commencing on the first day of the month following the closing of the transaction, Valid has agreed to pay the Comnpany an amount equal to five percent (5%) of the net sales revenue of all sales of RFID products to  customers, including any related or subsequently developed technologies,  received by Valid.  The Merger Agreement contains representations and warranties customary for transactions of this type and is also subject to certain customary closing conditions.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 8.01                Other Events.

On November 6, 2014, the Company issued a press release regarding entering into the Asset Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference

Item 9.01	Financial Statements and Exhibits

(d)	EXHIBITS. The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement dated November 4, 2014

99.1	Press Release dated November 6, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 6, 2014
ELECSYS CORPORATION

By:	/s/ Todd A. Daniels
Todd A. Daniels
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Asset Purchase Agreement dated November 4, 2014

99.1	Press Release dated November 6, 2014